Exhibit 10.2

EXECUTION COPY

RETENTION AGREEMENT

RECITALS

This Retention Agreement (“Agreement”) is made by and between Ed Ellett (“Employee”) and Polycom, Inc. (“Company”) (jointly referred to as the “Parties”):

WHEREAS, Employee is employed by the Company;

WHEREAS, on January 9,2003, the Company and Employee entered into a Proprietary Information and Invention Agreement (the “Proprietary Information Agreement”);

WHEREAS, on March 4, 2005, the Company and Employee entered into the Company’s Indemnification Agreement (the “Indemnification Agreement”);

WHEREAS, on June 1, 2005, the Company and Employee entered into a Change of Control Severance Agreement (the “Change of Control Agreement”);

WHEREAS, the Company and Employee have entered into certain written stock option agreements to purchase common stock of the Company pursuant to certain Company stock option plans (the “Stock Agreements”);

WHEREAS, the Company and Employee have entered into certain written performance share agreements to acquire common stock of the Company pursuant to certain Company stock option plans (the “Performance Agreements”);

WHEREAS, Employee has expressed a desire to explore other opportunities for employment outside of the Company;

WHEREAS, Employee desires that his candor in such regard does not result in diminished opportunities for Employee at the Company prior to his departure from the Company;

WHEREAS, the Company desires that Employee remain employed by the Company through March 31, 2008 (the “Termination Date”) in order to allow Employee to work on a new project for the Company;

WHEREAS, after the execution of this Agreement and before the Termination Date, Employee acknowledges that his role with the Company will be Senior Vice President reporting to Robert Hagerty and that such a change in his duties will not constitute Good Reason under this Agreement as such term is defined herein, or under any other outstanding agreement, as such term is defined therein; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that either may have against the other (except to the extent otherwise addressed by this Agreement), including, but not limited to, any and all claims arising out of, or related to, Employee’s employment with, or separation from, the Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Consideration.

(a) Transition Period. Except as provided in Section 5 below, through the Termination Date, the Company agrees to pay Employee his current compensation and benefits package, including, without limitation, the pro rata portion, based on the number of days worked in the respective quarter, of the quarterly and year end incentive payments provided under the Performance Bonus Plan, if Employee works any day in the respective quarter, but only to the extent such quarterly incentive payment is earned under the applicable provisions and performance goals as pursuant to the Performance Bonus Plan (collectively, the “Bonus Plan Payments”). Through the Termination Date, the Company agrees not to change the Employee’s title or demote Employee without Cause (as defined in Section 6(c) below).

(b) Resignation. At the end of the Termination Date, Employee will be deemed to have resigned voluntarily from all Company positions held by him, without any further required action by the Employee; provided however, if the Company requests, Employee will execute any documents necessary to reflect his resignation.

(c) Mutual Release Agreement. In consideration for Employee continuing as an employee for the period ending at the end of the Termination Date and the execution by Employee of a Mutual Release within ten (10) business days after the Termination Date, the form of which is attached hereto as Exhibit A (the “Mutual Release”), the Company shall pay Employee the following lump sum (in addition to the amounts previously required to be paid pursuant to Section l(a) above): (i) the amount of One Hundred Eighty Five Thousand Eight Hundred and Fifty Dollars ($185,850), less applicable withholdings; and (ii) all previously earned but unpaid Bonus Plan Payments as set forth in the Mutual Release (collectively, items (i) and (ii), together with the COBRA lump sum payment set forth in Section l(d) below, being termed the “Supplemental Payment”). The Company shall make this Supplemental Payment to Employee on or before the tenth (10th) business day following the Effective Date of the Mutual Release.

(d) COBRA. Employee’s health insurance benefits will cease on the Termination Date, subject to Employee’s right to continue his health insurance under COBRA, The Company shall reimburse the Employee a lump sum amount equal to the COBRA premiums covering the period beginning April 1, 2008 and continuing through the end of September 30, 2008, provided Employee elects to continue health insurance under COBRA.

2. Company Devices. Upon and following the Termination Date, Employee shall be permitted to retain Employee’s Company-issued computer laptop, mobile phone, assigned telephone number and PDA (respectively the “Company Devices”) for the continued use of Employee (provided, that any Company files on the laptop and PDA are deleted).

3. Stock. The terms of the existing Performance Agreements and Stock Agreements (excluding the application of the non-compete and non-solicit provisions thereof after the Termination Date), shall continue to govern the exercise and vesting of Employee’s options to purchase common stock of the Company. If Employee has any questions regarding his stock options, he may contact Stock Administration at the Company.

4. Benefits. Except as specifically set forth otherwise herein, Employee’s participation in all benefits and incidents of employment (including the vesting of stock options and performance shares) shall cease at the end of the Termination Date. Employee will, on the Termination Date, receive (in addition to his regular salary) payment of his accrued but unused vacation through the Termination Date and, promptly following his submission of proper expense reports, the total unreimbursed amount of all expenses incurred by Employee in connection with his employment with the Company that are reimbursable in accordance with the Company’s current policies.

5. Termination of Employment. The Company shall in no event terminate Employee’s employment or reduce the Employee’s Base Salary on or prior to the end of the Termination Date, other than for Cause. For these purposes, a resignation by Employee for Good Reason shall be a termination other than for Cause. In the event that the Company terminates Employee’s employment prior to the end of March 31, 2008, except for a termination for Cause, Employee will receive as liquidated damages, all amounts that would have otherwise been paid to Employee as an employee through the Termination Date, (with the understanding that in no event shall the Company be required to accelerate any stock options or other equity compensation). At the Company’s discretion, the Employee may work from his home residence (rather than the Company’s offices) through the Termination Date, which will not invoke a Good Reason termination or Cause termination.

(a) Termination for Cause or Voluntary Termination without Good Reason prior to Termination Date. If Employee’s employment is terminated by the Company before the Termination Date, either for Cause or by Employee without Good Reason, Employee will not receive any compensation and benefits as contemplated under this Agreement and the Mutual Release beyond the date of such termination.

(b) Cause. For purposes of this Agreement, “Cause” means (i) Employee’s continued failure to perform the duties and responsibilities of his position (without regard to financial milestones) that is not corrected within a thirty (30) day correction period that begins upon delivery to Employee of a written demand for performance from the Company that describes the basis for the Company’s good faith belief that Employee has not substantially performed his duties; (ii) any act of personal dishonesty taken by Employee in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in substantial personal enrichment of Employee; (iii) Employee’s conviction of, or plea of nolo contendre to, a felony that the Company reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, or (iv) Employee materially breaching Employee’s Proprietary Information Agreement, which breach is (if capable of cure) not cured within thirty (30) days after the Company delivers written notice to Employee of the breach.

(c) Good Reason. For purposes of this Agreement, “Good Reason” means, without the consent of the Employee, the Employee voluntarily resigns following a (i) material reduction in the Employee’s Base Salary; (ii) material change (i.e., a change to another required work location other than the current office location, a new office location within 25 miles of the current office location, or his home) in Employee’s assigned work location for the duration of his employment with the Company; or (iii) any other action or inaction that constitutes a material breach of the terms of this Agreement. In addition, upon any such voluntary termination the Employee must provide notice to the Company of the existence of the one or more of the above Good Reason conditions within 90 days of its initial existence and the Company must be provided at least 30 days to remedy the condition.

(d) Sole Right to Severance Benefits; No Requirement to Mitigate. The Parties understand and acknowledge that this Agreement and the Mutual Release are intended to represent Employee’s sole entitlement to severance payments and benefits in connection with the termination of his employment. To the extent Employee is entitled to receive severance payments or benefits under any other Company program, including the Change of Control Agreement, severance payments and benefits due Employee under this Agreement and the Mutual Release will be so reduced so there will be no duplication of severance or benefits. Employee shall not be required to otherwise mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

6. Confidential Information. Employee shall continue to comply with the terms and conditions of the Proprietary Information Agreement (except as otherwise permitted herein). Employee shall also return to the Company all of the Company’s property, including all confidential and proprietary information, and all documents and information that Employee obtained in connection with his employment with the Company, on or before the Effective Date of the Mutual Release.

7. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, paid time off, housing allowances, relocation costs, interest, severance, stock, stock options, outplacement costs, fees, commissions and any and all other benefits and compensation required to be paid to Employee on or prior to the date of Employee’s execution of this Agreement.

8. Release of Claims by Employee. Employee agrees that the consideration set forth in the Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (each in their capacities as such) (collectively, the “Company Parties”). It shall be a condition subsequent to the continued effectiveness of this release that the Company fulfills all of its obligations to Employee under this Agreement. Subject to the foregoing and the other provisions below, Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns (each in their capacities as such) (collectively, the

“Employee Parties”), hereby fully and forever releases the Company Parties from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the date hereof including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment with the Company, or the termination of that employment;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorney fees and costs.

Subject to the foregoing and the other provisions below, the Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations (i) incurred under the Agreement; (ii) Employee’s vested benefits under any Company-related 401(k) or other retirement plans or programs (each of which is to be administered under the terms of any respective agreements and/or plans relating thereto); (iii) any rights that Employee may have following termination of his employment under the Company’s general liability or director/officer insurance coverage (subject to the terms of such coverage); (iv) Executive’s benefits under any of the Company’s life insurance, disability insurance and health insurance policies or plans to the extent they provide coverage for events occurring prior to termination of his employment and to the extent they provide continuing coverage after termination of his employment; (v) any of the Company’s obligations under the Indemnification Agreement, the Change of Control Agreement, the Stock Agreements or the Performance Agreements; or (vi) any rights of Employee to indemnification under applicable law, the Company’s charter documents or any other agreement is existence between the Company and Employee.

9. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Termination Date. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement will not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Chief Financial Officer at Polycom by close of business on the seventh day from the date that Employee signs this Agreement.

10. Civil Code Section 1542. Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement (except for claims not released in the last paragraph of Section 8). Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, or any similar provision of Texas law, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

11. Release by Company. Except for claims arising out of fraud, bribery, insider trading, forgery, embezzlement, identity theft, computer crimes or Racketeer Influenced and Corrupt Organizations Act (none of which claims is known or suspected by the Company as of the date hereof), the Company on its own behalf, and on behalf of the Company Parties, (i) agrees to and does hereby generally release and forever discharge Employee and the other Employee Parties from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess arising from any omissions, acts or facts that have occurred up until and including the date hereof, and (ii) agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess arising from any omissions, acts or facts that have occurred up until and including the date hereof.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement.

12. No Pending or Future Lawsuits. Each Party represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against the other Party. Each Party also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against the other Party.

13. No Entitlement to Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any alleged right of employment or reemployment with the Company, its subsidiaries or related companies, or any successor.

14. No Cooperation. Employee agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party arising on or prior to the date of Employee’s execution hereof against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, at the Company’s expense, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any such disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

15. Mutual Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company, or tortious interference with the contracts and relationships of the Company. The Company shall, and shall cause the Company’s current officers and directors (during their period of employment with the Company) to agree to, refrain from any defamation, libel or slander of Employee and any tortious interference with the contracts, relationships and prospective economic advantage of Employee.

16. Non-Compete and Non-Solicitation.

(a) Employee acknowledges that during the course of the Employee’s involvement with the Company, Employee has received and been privy to Company confidential information and trade secrets and will continue to receive Company confidential information and trade secrets during the course of Employee’s employment the Company, and that Company has a legitimate interest in ensuring that such confidential information and trade secrets remain confidential and are not disclosed to third parties. Thus, to avoid the actual or threatened misappropriation of such trade secrets and confidential information, Employee agrees that the receipt of the Supplemental Payment pursuant to Section l(c) will be subject to Employee agreeing that beginning on the Effective Date and ending at the end of March 31, 2009 (the “Non-Competition Period”), Employee shall not, directly or indirectly, without the prior written consent of Company: (i) engage in, anywhere in the Restricted Territory (as defined below), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, principal, partner, stockholder, officer, director or otherwise, or have any ownership interest in (except for ownership of one percent (1%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any Competing Person (as defined below) that directly or indirectly engages in a Competing Business Purpose (as defined below); or (ii) contact or solicit Company’s customers in connection with a Competing Business Purpose. “Competing Business Purpose” means any business relating to two way or multi way video communications, including but not limited to (1) videoconferencing, (2) telepresence conferencing, (3) immersive room conferencing, (4) videoconferencing desktop systems or videoconferencing software, (5) wired or wireless videoconferencing (w) telephony systems or applications, (x) classroom systems, (y) auditorium systems or (z) medical systems, and (6) any other wired or wireless videoconferencing devices, videoconferencing consumer set-top boxes or videoconferencing software client included therein, or any similar means of videoconferencing communications. Competing Business Purpose shall also include without limitation (i) the ownership, design, development, engineering or licensing of any intellectual property specifically targeted to the foregoing, or (ii) the design, development or marketing of any product or Service or engineering or manufacturing of any product, in each case specifically targeted to the foregoing, and where “Service(s)” is defined to include without limitation maintenance, professional, hosting or installation service(s). “Competing Person” means (i) any Person for which the Competing Business Purpose constitutes the primary focus of such Person’s business or (ii) with respect to Persons that are not so primarily engaged in the Competing Business Purpose, any division or segment of the Person that is primarily engaged in the Competing Business Purpose. “Restricted Territory” means worldwide.

(b) Beginning on the Effective Date and ending eighteen (18) months following the Termination Date (the “No Hire Period”), Employee shall not, directly or indirectly, without the prior written consent of Company, (i) solicit for hire (other than through general industry solicitations of employment) any employee, officer, or director of the Company or any subsidiary of Company, or any person known to Employee to be an agent, consultant, advisor or independent contractor of the Company or any subsidiary of Company, to the extent that any such employee, officer, director or other such person provided services to the Company or any subsidiary of the Company within the one year period prior to the Termination Date (each a “Covered Person” and collectively, the “Covered Persons”) or (ii) take any action which is overtly intended to induce or encourage any Covered Person to terminate such employee’s employment with the Company or such subsidiary of Company; provided, however, that the foregoing is not intended to prohibit the Employee from engaging independent accounting or independent law firms (subject to issues relating to conflicts of interest, which are not being waived herein) from providing services to such entities.

(c) The covenants contained in this Section 16(a) and 16(b) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in this Section 16(a) and Section 16(b) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. To the extent that the provisions of this Section 16 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(d) Employee acknowledges that (i) Employee is familiar with the foregoing covenants not to compete and not to hire; (ii) the covenants set forth in Section 16(a) and Section 16(b) represent only a limited restraint and allows Employee to pursue Employee’s livelihood and occupation without unreasonable or unfair restrictions; and (iii) Employee is an officer and/or key member of the management of the Company. Employee represents that Employee is fully aware of Employee’s obligations hereunder, and acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company is engaged in a highly competitive industry, (B) Employee has unique access to, and, as applicable, will continue to have access to, the trade secrets and know-how of the Company, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company, (C) in the event Employee’s employment with the Company ended, Employee would be able to obtain suitable and satisfactory employment without violation of this Agreement, and (D) this Agreement provides no more protection than is necessary to protect the Company’s interests in its goodwill, trade secrets and confidential information.

(e) Employee acknowledges that Employee is subject to Company’s confidential information and trade secret protection policies provided to him in the Company’s Employee Handbook, Code of Business Ethics and Conduct and all other Company policies, electronic or otherwise, and agrees to comply with such policies.

(f) Employee agrees that during the Non-Competition Period, prior to becoming an employee or partner of or consultant to any Person, Employee will (i) provide the Company with written notice of such employment, partnership or consultancy and (ii) provide such Person with an executed copy of this Agreement.

Employee agrees that each of the Non-Competition Period and the No-Hire Period shall be tolled during any period of violation of the covenants contained in Section 16(a) or Section 16(b).

17. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment of any local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorney fees. Notwithstanding the foregoing, the Company agrees to properly withhold from and pay over to the appropriate tax authorities all amounts required by applicable law to be so withheld and paid over, in accordance with the Company’s standard payroll procedures.

18. No Admission of Liability. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.

19. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration (which shall be held in Santa Clara County, California, if the arbitration is initiated by Employee and in Travis County, Texas, if the arbitration is initiated by the Company) before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

20. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

21. Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

22. Entire Agreement. This Agreement and its Exhibits, the Proprietary Information Agreement, the Indemnification Agreement, the Change of Control Agreement, the Mutual Release, the Performance Agreements and the Stock Agreements (collectively, excluding this Agreement, termed the “Constituent Agreements”) represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company; provided, that the provisions of this Agreement relating to non-compete and non-solicitation provisions, to the extent applicable after the Termination Date, supersede in all respects any non-compete and non-solicitation provisions, to the extent applicable after the Termination Date, contained in any of the Constituent Agreements or any other Company policies or agreements applicable to Employee; provided further, in no event will Employee receive benefits under both the Mutual Release Agreement and the Change of Control Agreement if

terminated after a “Change of Control” (as defined in the Change of Control Agreement). For clarification purposes, Employee only will receive benefits under the Change of Control Agreement, if Employee is terminated pursuant to the Change of Control and not pursuant to Employee’s Termination Date under this Retention Agreement.

23. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or their authorized representatives.

24. Attorney Fees. The Company agrees to reimburse Employee up to Ten Thousand Dollars ($10,000) in reasonable legal fees and costs incurred by him in connection with the discussion and review of the matters addressed herein and the review and negotiation of this Agreement and the Mutual Release. Furthermore, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

25. Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard for choice of law provisions.

26. Effective Date. This Agreement is effective after it has been signed by both parties and after seven (7) days have passed following the date Employee signed the Agreement (the “Effective Date”).

27. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28. Voluntary Execution of Agreement. This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

In addition, the Company represents and warrants that the undersigned is duly authorized to enter into this Agreement on behalf of the Company.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Dated: October 11, 2007	By:	/s/ Gary Zieses
Gary Zieses, S.V.P. Human Resources
Polycom, Inc.

Dated: October 11, 2007	By:	/s/ Ed Ellett
Ed Ellett, an individual

EXECUTION COPY

EXHIBIT A

MUTUAL RELEASE

This Mutual Release (“Mutual Release”) is made by and between Ed Ellett (“Employee”) and Polycom, Inc. (“Company”) (jointly referred to as the “Parties”):

1. Retention Agreement. The Company and Employee agree that the terms of the Retention Agreement that Employee signed on October 11, 2007 (the “Agreement”) shall remain in full force and effect and is fully incorporated herein (for the purpose of Section of this Mutual Release) except to the extent it is not consistent with this Mutual Release.

2. Consideration. As consideration for this Mutual Release and the non-compete and non-solicit provisions in the Agreement, the Company hereby agrees to pay Employee the amounts:

(a) Severance. The Company agrees to pay Employee a lump sum amount of One Hundred Eighty Five Thousand Eight Hundred and Fifty Dollars ($185,850), less applicable withholdings; (collectively, together with the COBRA and Bonus lump sum payment set forth in Section 2(b) and (c) below, being termed the “Supplemental Payment”). The Supplemental Payment will be made to Employee on or before the tenth (10th) business day following the Effective Date of this Mutual Release.

(b) COBRA The Company agrees to reimburse Employee a lump sum amount equal to the COBRA premiums covering the period beginning April 1, 2008 and continuing through the end of September 30, 2008, provided Employee elects to continue health insurance under COBRA.

(c) Bonus. The Company agrees to pay Employee a lump sum amount equal to 50% of the annualized quarterly incentive payment ( 1/8th of the total annual incentive payment) (pro-rated for the number of days worked in the quarter in which the Employee’s termination date occurs) but only to the extent such incentive payment is earned under the provisions and performance goals as pursuant to the then-applicable Bonus Plan.

3. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, paid time off, housing allowances, relocation costs, interest, severance, stock, stock options, outplacement costs, fees, commissions and any and all other benefits and compensation required to be paid to Employee on or prior to the date hereof.

4. Release of Claims by Employee. Employee agrees that the consideration set forth in the Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (each in their capacities as such) (collectively, the “Company Parties”). It shall be a condition to the continued effectiveness of this release that the Company has fulfilled its obligations under the Agreement through the Effective Date and pays the full amount of the Supplemental Payment to Employee on the date required in the Agreement. Subject to the foregoing and the other provisions below, Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns (each in their capacities as such) (collectively, the “Employee Parties”), hereby fully and forever releases the Company Parties from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Termination Date including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment with the Company, or the termination of that employment;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorney fees and costs.

Subject to the foregoing and the other provisions below, the Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations (i) incurred under the Agreement; (ii) Employee’s vested benefits under any Company-related 401(k) or other retirement plans or programs (each of which is to be administered under the terms of any respective agreements and/or plans relating thereto); (iii) any rights that Employee may have following termination of his employment under the Company’s general liability or director/officer insurance coverage (subject to the terms of such coverage); (iv) Executive’s benefits under any of the Company’s life insurance, disability insurance and health insurance policies or plans to the extent they provide coverage for events occurring prior to termination of his employment and to the extent they provide continuing coverage after termination of his employment; (v) any of the Company’s obligations under the Indemnification Agreement, the Change of Control Agreement, the Stock Agreements or the Performance Agreements; or (vi) any rights of Employee to indemnification under applicable law, the Company’s charter documents or any other agreement is existence between the Company and Employee.

5. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Termination Date. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has forty-five (45) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement will not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Chief Financial Officer at Polycom by close of business on the seventh day from the date that Employee signs this Agreement.

6. Civil Code Section 1542. Employee represents that he is not aware of any claims against the Company other than the claims that are released by this Agreement (except for claims not released in the last paragraph of Section 4). Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, or any similar provision of Texas law, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7. Release by Company. Except for claims arising out of fraud, bribery, insider trading, forgery, embezzlement, identity theft, computer crimes or Racketeer Influenced and Corrupt Organizations Act (none of which claims is known or suspected by the Company as of the date hereof), the Company on its own behalf, and on behalf of the Company Parties, (i) agrees to and does hereby generally release and forever discharge Employee and the other Employee Parties from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Mutual Release and (ii) agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Mutual Release.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement.

8. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration (which shall be held in Santa Clara County, California, if the arbitration is initiated by Employee and in Travis County, Texas, if the arbitration is initiated by the Company) before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

9. Entire Agreement. This Mutual Release, the Agreement, the Proprietary Information Agreement, the Change of Control Agreement, the Indemnification Agreement, the Performance Agreements and the Stock Agreements represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company; provided further, in no event will Employee receive benefits under both the Mutual Release and the Change of Control Agreement if terminated after a “Change of Control” (as defined in the Change of Control Agreement). For clarification purposes, Employee only will receive benefits under the Change of Control Agreement, if Employee is terminated pursuant to the Change of Control and not pursuant to Employee’s Termination Date under this Retention Agreement.

10. Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard for choice of law provisions.

11. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Agreement.

12. Effective Date. This Mutual Release is effective after it has been signed by both parties and after seven (7) days have passed following the date Employee signed this Mutual Release (the “Effective Date”).

13. Voluntary Execution of Agreement. This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that: (a) They have read this Agreement; (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; (c) They understand the terms and consequences of this Agreement and of the releases it contains; and (d) They are fully aware of the legal and binding effect of this Agreement.

In addition, the Company represents and warrants that the undersigned is duly authorized to enter into this Release on behalf of the Company.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Dated:	By:
Gary Zieses, S.V.P. Human Resources
Polycom, Inc.

Dated:	By:
Ed Ellett, an individual